CONSENT OF INDEPENDENT AUDITOR


      I consent to the reference to me under the caption "Experts" and to the use of my reports, dated March 25, 2001 and August 2, 2001, on the Financial Statements of Harmony Trading Corp. for the years ended December 31, 1999 and 2000 and for the six month period ended June 30, 2001, in the Registration Statement on Form SB-2, Post-Effective Amendment No. 2 and related prospectus of Harmony Trading Corp.



                                        /s/ Thomas P. Monahan
                                        ----------------------------------------
                                        THOMAS P. MONAHAN
                                        Certified Public Accountant


October 5, 2001
Paterson, New Jersey